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EX-99.g.1.vi

AMENDMENT NO. 8 TO MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of April 1, 2025 (“Effective Date”) to that certain Mutual Fund Custody and Services Agreement dated as of July 20, 2007 (as amended, restated, supplemented, or otherwise modified, the “Agreement”) by and between each investment company set forth on Appendix D thereto (referred to herein, each separately, as the “Fund”), on behalf of its respective Series, and The Bank of New York Mellon (referred to herein as the “Custodian”).

BACKGROUND:

A.	Custodian serves as custodian and performs certain services for the Funds pursuant to the Agreement.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

The parties hereby agree that:

1.	The first sentence of Article IV Section 7.a of the Agreement is hereby deleted in its entirety and replaced with the following: The term of this Agreement shall continue until March 31, 2030 (the “Initial Term”).

2.	Article I Section 8 of the Agreement is hereby deleted in its entirety and replaced with the following: 8. Overdraft Facility and Security for Payment. In the event that the Custodian receives Instructions to make payments or transfers of Assets on behalf of the Series for which there would be, at the close of business on the Business Day of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an “Overdraft”) to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate agreed upon from time to time by the Custodian and the Series or, in the absence of specific agreement, at such rate as charged to other customers of the Custodian under procedures uniformly applied. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an “Overdraft Notice”) of any Overdraft. To secure payment of any Overdraft and related interest and expenses, the Series hereby grants to the Custodian a first priority security interest in and right of setoff against the Assets in the Series’ account, including all income, substitutions and

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proceeds, whether now owned or hereafter acquired (the “Collateral”), in the full amount of such Overdraft, interest and expenses, provided that the Series does not grant the Custodian a security interest in any Securities issued by an affiliate of the Custodian (as defined in Section 23A of the Federal Reserve Act and related implementing regulations (Regulation W, 12 C.F.R. part 223)) (such Securities, “Affiliate Securities”) with the exception of Affiliate Securities that (i) constitute “eligible affiliated mutual fund securities” as defined in Section 223.24(c) of Regulation W (12 C.F.R 223.24(c)) and (ii) meet the requirements in Section 223.24(c) of Regulation W (12 C.F.R 223.24(c)). The Custodian and the Series intend that, as the securities intermediary with respect to the Collateral, the Custodian’s security interest shall automatically be perfected when it attaches. Should the Series fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available Assets in the Series’ account and to liquidate Securities in the account as necessary to meet the Series’ obligations relating to such Overdraft, interest and expenses. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Pennsylvania Uniform Commercial Code or any other applicable law.

3.	For clarity, as of the Effective Date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above).

4.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the subject matter hereof.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the governing body of the Fund.

(d)	This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean

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inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON
By:	/s/ Robert M Stein Jr
Name:	Robert M Stein Jr
Title:	Vice President

CHATTANOOGA OPPORTUNITIES LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Chattanooga Opportunities LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to this agreement

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer

IVY ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer

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IVY VIP ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy VIP ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer

IVY ASF III, LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy ASF III, LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Agreement

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer

IVY VIP ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy VIP ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer

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IVY WGA ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy WGA ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer

DELAWARE GROUP ADVISER FUNDS

DELAWARE GROUP CASH RESERVE

DELAWARE GROUP EQUITY FUNDS II

DELAWARE GROUP EQUITY FUNDS IV

DELAWARE GROUP EQUITY FUNDS V

DELAWARE GROUP GOVERNMENT FUND

DELAWARE GROUP INCOME FUNDS

DELAWARE GROUP STATE TAX-FREE INCOME TRUST DELAWARE GROUP TAX-FREE FUND

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

VOYAGEUR INSURED FUNDS

VOYAGEUR MUTUAL FUNDS

VOYAGEUR MUTUAL FUNDS II

DELAWARE GROUP GOVERNMENT FUND

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

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DELAWARE POOLED TRUST
VOYAGEUR TAX FREE FUNDS
DELAWARE VIP TRUST
IVY FUNDS
IVY VARIABLE INSURANCE
PORTFOLIOS

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Treasurer